                                                                      EXHIBIT 21
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SUBSIDIARIES OF THE COMPANY, AS OF FEBRUARY 28, 1994

                                                                                                         % OWNED BY
                                                                                    ORGANIZED UNDER      IMMEDIATE
                                   SUBSIDIARY                                           LAWS OF         PARENT(1)(2)
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Baxter International Inc. (parent company)......................................  Delaware
  Baxter World Trade Corporation................................................  Delaware                    100
    Baxter, S.A.................................................................  Belgium                      93(4)
      Baxter S.A................................................................  France                       64(4)
    Baxter Healthcare, S.A......................................................  Panama                      100
    Baxter Sales Corporation....................................................  Delaware                    100(3)
      Baxter Healthcare Corporation of Puerto Rico..............................  Alaska                      100(3)
    Baxter Healthcare Pte., Ltd.................................................  Singapore                   100
      Baxter World Trade S.A....................................................  Belgium                      52(4)
    AHFI/Netherlands, B.V.......................................................  Netherlands                 100
      Xenomedica, A.G...........................................................  Switzerland                  99(4)
    Laboratorios Baxter, S.A. (Colombia)........................................  Delaware                    100
    Baxter Limited..............................................................  Japan                       100
    Baxter Export Corporation...................................................  Nevada                      100
    Baxter Healthcare Pty. Ltd..................................................  Australia                    99(4)
    Baxter S.A. de C.V..........................................................  Mexico                       99(4)
      Baxter Healthcare (Holdings) Ltd..........................................  United Kingdom               99(4)
      Baxter Healthcare Limited.................................................  United Kingdom               99(4)
    Baxter Corporation..........................................................  Canada                      100
    Baxter Deutschland G.m.b.H..................................................  Germany                     100
    Baxter S.A..................................................................  Spain                        99(4)
  Baxter Healthcare Corporation.................................................  Delaware                    100
    Baxter Diagnostics Inc......................................................  Delaware                    100
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Subsidiaries omitted from this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
                                         * * * * *

(1)  Including director's qualifying and other nominee shares.
(2) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations or under the equity method of accounting.
(3)  Of common stock.
(4)  Remaining shares owned by the Company, its subsidiaries or employees.

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